                                      EXHIBIT 21


                     SUBSIDIARIES OF SAFEGUARD SCIENTIFICS, INC.


          Exclusive of inactive subsidiaries and companies in which Registrant holds a minority interest, Registrant as of March 20, 1997 had the following subsidiaries:

                                                           PLACE OF
     NAME                                              INCORPORATION
     ----                                              -------------

Safeguard Scientifics (Delaware), Inc.                    Delaware

 CompuCom Systems, Inc.                                   Delaware
    CompuCom Properties, Inc.                             Delaware
    ClientLink, Inc.                                      Delaware
    The Computer Factory Inc.                             New York
    International Micronet Systems                        California
    CSI Funding, Inc.                                     Delaware

 Premier Solutions Ltd.                                   Pennsylvania

 Safeguard International Group, Inc.                      Delaware

 Safeguard Technologies, Inc.                             Delaware

 SSI Management Company, Inc.                             Delaware

 Tangram Enterprise Solutions, Inc.                       Pennsylvania

 Technology Leaders Management, Inc.                      Delaware

 XL Realty Corp.                                          Delaware